                                                                     EXHIBIT 5.1


[LETTERHEAD OF FRIED FRANK HARRIS SHRIVER & JACOBSON]



                                                                (212) 859-8831
June 29, 2001                                                (FAX: 212-859-8589)


Allied Waste North America, Inc.
15880 North Greenway-Hayden Loop
Suite 100
Scottsdale, Arizona 85260

Ladies and Gentlemen:


                  We are acting as special counsel for Allied Waste North America, Inc., a Delaware corporation (the "Company"), Allied Waste Industries, Inc., a Delaware corporation and the Company's parent corporation ("Allied"), and each of the guarantors listed on Schedule A hereto (the "Subsidiary Guarantors" and together with Allied, the "Guarantors"; the Company and the Guarantors are referred to herein collectively as the "Issuers") in connection with the offer by the Company to exchange up to $600,000,000 aggregate principal amount of the Company's 8-7/8% Series B Senior Notes due 2008 (the "Exchange Notes"), which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's issued and outstanding 8-7/8% Series A Senior Secured Notes due 2008 (the "Outstanding Notes" and together with the Exchange Notes, the "Notes") pursuant to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 25, 2001, as amended (the "Registration Statement"). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (the "Notes Guarantees") by the Guarantors. The obligations of the Subsidiary Guarantors under the Notes Guarantees are and will be guaranteed by Allied (the "Allied Guarantee" and together with the Notes Guarantees, the "Guarantees"). All capitalized terms used in this letter that are defined in the Registration Statement have the respective meanings specified therein unless such term is otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

                                                                   June 29, 2001

                  In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Issuers, such certificates of public officials and such other documents (collectively, the "Documents"), and (iii) received such information from officers and representatives of the Issuers and others as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other Documents, the following:

                  (a) the Senior Indenture, dated December 23, 1998 (the "Base Indenture" and as supplemented and amended, the "Indenture"), among the Company, the Guarantors party thereto and U.S. Bank Trust National Association, as trustee (the "Trustee");

                  (b) the Sixth Supplemental Indenture to the Base Indenture, dated as of January 30, 2001, among the Company, the Guarantors party thereto and the Trustee, as amended by Amendment No. 1 to the Sixth Supplemental Indenture, dated as of June 29, 2001, among the Company, the Guarantors party thereto and the Trustee;

                  (c) the Seventh Supplemental Indenture to the Base Indenture, dated as of June 29, 2001, among the Company, the Guarantors party thereto and the Trustee;

                  (d)      the form of Exchange Note; and

                  (e)      the form of Guarantee.

                  The documents described in paragraphs (a) through (e) above are referred to herein collectively as the "Transaction Documents." In connection with our opinion, we have also examined the Security Agreements, as amended by the amendments thereto dated January 25, 2001.

                  In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Issuers and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

                                                                   June 29, 2001

                  To the extent it may be relevant to the opinions expressed herein, we have assumed that:

                           (i) each party to the Transaction Documents other
                  than the Company has the power and authority to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated thereby;

                           (ii) the Transaction Documents have been duly
                  authorized, executed and delivered by each party thereto other than the Company and constitute valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms;

                           (iii) each party to the Transaction Documents other
                  than the Company has complied and will comply with all of its obligations under the Transaction Documents and all laws applicable thereto; and

                           (iv) the Notes have been duly authenticated and
                  delivered by the Trustee.

                  Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

                  (1) The Exchange Notes have been duly authorized, and when executed, authenticated, issued and delivered in accordance with the terms of the Indenture in exchange for the Outstanding Notes, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and

                  (2) The Guarantees of the Exchange Notes and the Allied Guarantee have been duly authorized, and when such Guarantees have been executed and the Exchange Notes have been duly authorized, executed, authenticated, issued and delivered in accordance with the terms of the Indenture in exchange for the Outstanding Notes, such Guarantees will constitute valid and legally binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their terms; and

                  (3) The Exchange Notes will have the benefit of the Security Agreements and the security interests existing thereunder.

                  The opinions set forth above are subject to the following qualifications:

                                                                   June 29, 2001


                  (A) Our opinions above are subject to (i) all applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws (and related judicial doctrines) of general application affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.


                  (B) We have not been requested to express and with your permission we do not express an opinion as to the application of, and our opinions above are subject to, the effect, if any, of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer law and any law governing the liquidation or dissolution of, or the distribution of assets of, any person or entity (including, without limitation, any law relating to the payment of dividends or other distributions on capital stock or the repurchase of capital stock).

                  (C) For purposes of our opinion in paragraph 3 above, we have assumed that the Security Agreements, as amended, have been duly authorized, executed and delivered by each party thereto and constitute valid and binding obligations of each such party, enforceable against each such party in accordance with their terms. Except as expressly provided in such paragraph 3, we express no opinion as to the existence, validity, priority, enforceability or perfection of any lien or other security interest created or purportedly created by the Security Agreements, as amended.

                  In addition to the foregoing, our opinion in paragraph 2 above is subject to the following qualifications:

                          (a) Provisions in the Guarantees and the Indenture
                  that provide that the Guarantors' liability thereunder shall not be affected by (i) amendments to, or waivers of, provisions of the Indenture, the Notes or the Security Agreements, or (ii) other actions, events or circumstances that make more burdensome or otherwise change the obligations and liabilities of the Guarantors, might not be enforceable if such amendments, waivers, actions, events or circumstances change the essential nature of the obligation and liability of the Guarantors under the Guarantees.

                          (b) We have assumed that consideration that is fair
                  and sufficient to support the Guarantees of each Guarantor under the Guarantees and Article 15 of the Base Indenture has been, and would be deemed by a court of competent jurisdiction to have been, duly received by each Guarantor.

                                                                   June 29, 2001

                  The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York and, to the extent relevant thereto, the General Corporation Law of the State of Delaware as currently in effect together with applicable provisions of the Constitution of the State of Delaware and relevant decisional law. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any relevant laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Validity of Exchange Notes" in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                  The opinion expressed herein is solely for your benefit in connection with the Registration Statement and may not be relied on in any manner or for any purpose by any other person or entity without our prior written consent.

                                             Very truly yours,


                                FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                    /s/ Fried, Frank, Harris, Shriver & Jacobson
                                   _____________________________________________



                                By: /s/ Thomas W. Christopher
                                   _________________________________________
                                              Thomas W. Christopher

                                   SCHEDULE A

                              SUBSIDIARY GUARANTORS



AAWI, Inc.
Adrian Landfill, Inc.
ADS of Illinois, Inc.
ADS, Inc.
Agri-tech, Inc. of Oregon
Alabama Recycling Services, Inc.
Alaska Street Associates, Inc.
Albany-Lebanon Sanitation, Inc.
Allied Acquisition Pennsylvania, Inc.
Allied Acquisition Two, Inc.
Allied Enviro Engineering, Inc. (TX corp.)
Allied Enviroengineering, Inc.
Allied Gas Recovery Systems, L.L.C.
Allied Nova Scotia, Inc.
Allied Services, LLC
Allied Transfer Systems of New Jersey, LLC
Allied Waste Alabama, Inc.
Allied Waste Company, Inc.
Allied Waste Hauling of Georgia, Inc.
Allied Waste Holdings (Canada) Ltd.
Allied Waste Industries (Arizona), Inc.
Allied Waste Industries (New Mexico), Inc.
Allied Waste Industries (Southwest), Inc.
Allied Waste Industries of Georgia, Inc.
Allied Waste Industries of Illinois, Inc.
Allied Waste Industries of Northwest Indiana, Inc.
Allied Waste Industries of Tennessee, Inc.
Allied Waste Landfill Holdings, Inc.
Allied Waste of California, Inc.
Allied Waste of Long Island, Inc.
Allied Waste of New Jersey -- New York, LLC
Allied Waste of New Jersey, Inc.
Allied Waste Rural Sanitation, Inc.
Allied Waste Services, Inc. (TX corp.)
Allied Waste Sycamore Landfill, LLC
Allied Waste Systems (Texas) Inc.
Allied Waste Systems Holdings, Inc.
Allied Waste Systems of New Jersey, LLC
Allied Waste Systems, Inc. (DE corp.)
Allied Waste Transportation, Inc.
American Disposal Services of Illinois, Inc.
American Disposal Services of Kansas, Inc.
American Disposal Services of Missouri, Inc.
American Disposal Services of New Jersey, Inc.
American Disposal Services of West Virginia, Inc.
American Disposal Services, Inc.
American Disposal Transfer Services of Illinois, Inc.
American Materials Recycling Corp.
American Sanitation, Inc.
American Transfer Company, Inc.
Anderson Regional Landfill, LLC
Anson County Landfill NC, LLC
Apache Junction Landfill Corporation
Area Disposal Inc.
Attwoods of North America, Inc.
Automated Modular Systems, Inc.
Autoshred, Inc.
AWIN Leasing Company, Inc.
AWIN Leasing II, LLC
AWIN Management, Inc.
Belleville Landfill, Inc.
BFI Atlantic, Inc.
BFI Energy Systems of Boston, Inc.
BFI Energy Systems of Plymouth, Inc.
BFI International, Inc.
BFI Ref-Fuel, Inc.
BFI Services Group, Inc.
BFI Trans River (LP), Inc.
BFI Transfer Systems of Alabama, LLC
BFI Transfer Systems of DC, LLC
BFI Transfer Systems of Georgia, LLC
BFI Transfer Systems of Maryland, LLC
BFI Transfer Systems of Massachusetts, LLC
BFI Transfer Systems of Mississippi, LLC
BFI Transfer Systems of New Jersey, Inc.
BFI Transfer Systems of Pennsylvania, LLC
BFI Transfer Systems of Texas, LP
BFI Transfer Systems of Virginia, LLC
BFI TransRiver (GP), Inc.
BFI Waste Services of Indiana, LP
BFI Waste Services of Massachusetts, LLC
BFI Waste Services of Pennsylvania, LLC
BFI Waste Services of Tennessee, LLC
BFI Waste Services of Texas, LP
BFI Waste Services, LLC
BFI Waste Systems of Alabama, LLC
BFI Waste Systems of Arkansas, LLC
BFI Waste Systems of Georgia, LLC
BFI Waste Systems of Indiana, LP
BFI Waste Systems of Kentucky, LLC
BFI Waste Systems of Louisiana, LLC
BFI Waste Systems of Massachusetts, LLC
BFI Waste Systems of Mississippi, LLC
BFI Waste Systems of Missouri, LLC
BFI Waste Systems of New Jersey, Inc.
BFI Waste Systems of North America, Inc.
BFI Waste Systems of North Carolina, LLC
BFI Waste Systems of Oklahoma, LLC
BFI Waste Systems of Pennsylvania, LLC
BFI Waste Systems of South Carolina, LLC
BFI Waste Systems of Tennessee, LLC
BFI Waste Systems of Texas, LP
BFI Waste Systems of Virginia, LLC
Bio-Med of Oregon, Inc.
Blue Ridge Landfill General Partnership
Borrego Landfill, Inc.
Brickyard Disposal & Recycling, Inc.
Bridgeton Landfill, LLC
Browning-Ferris Financial Services, Inc.
Browning-Ferris Industries Asia Pacific, Inc.
Browning-Ferris Industries Chemical Services, Inc.
Browning-Ferris Industries Europe, Inc.
Browning-Ferris Industries of California, Inc.
Browning-Ferris Industries of Florida, Inc.
Browning-Ferris Industries of Illinois, Inc.
Browning-Ferris Industries of New Jersey, Inc.
Browning-Ferris Industries of New York, Inc.
Browning-Ferris Industries of Ohio, Inc.
Browning-Ferris Industries of Tennessee, Inc.
Browning-Ferris Industries, Inc. (DE corp.)
Browning-Ferris Industries, Inc. (MA corp.)
Browning-Ferris Services, Inc.
Browning-Ferris, Inc.
Brundidge Landfill, LLC
Brunswick Waste Management Facility, LLC
Bunting Trash Service, Inc.
Butler County Landfill, LLC
C.C. Boyce & Sons, Inc.
Camelot Landfill TX, LP
Capitol Recycling and Disposal, Inc.
CC Landfill, Inc.
CCAI, Inc.
CDF Consolidated Corporation
CECOS International, Inc.
Celina Landfill, Inc.
Central Sanitary Landfill, Inc.
Chambers Development of North Carolina, Inc.
Champion Recycling, Inc.
Charter Evaporation Resource Recovery Systems
Cherokee Run Landfill, Inc.
Chestnut Equipment Leasing Corp.
Chilton Landfill, LLC
Citizens Disposal, Inc.
City Garbage, Inc.
City-Star Services, Inc.
Clarkston Disposal, Inc.
Cocopah Landfill, Inc.
Consolidated Processing, Inc.
Containerized, Inc. of Texas
Copper Mountain Landfill, Inc.
Corvallis Disposal Co.
County Disposal (Ohio), Inc.
County Disposal, Inc.
County Landfill, Inc.
County Line Landfill Partnership
Courtney Ridge Landfill, LLC
Crow Landfill TX, L.P.
D & D Garage Services, Inc.
D & L Disposal, L.L.C.
Dallas Disposal Co.
Delta Container Corporation
Delta Paper Stock Co.
Dempsey Waste Systems II, Inc.
Denver RL North, Inc.
Dinverno, Inc.
Dowling Industries, Inc.
E Leasing Company, LLC
Eagle Industries Leasing, Inc.
ECDC Environmental of Humbolt County, Inc.
ECDC Environmental, L.C.
ECDC Holdings, Inc.
ECDC Logistics, LLC
Elder Creek Transfer & Recovery, Inc.
Ellis County Landfill TX, L.P.
Ellis Scott Landfill MO, LLC
Environmental Development Corp. (DE)
Environmental Reclamation Company
Environtech, Inc.
Envotech-Illinois, L.L.C.
EOS Environmental, Inc.
Evergreen Scavenger Service, Inc.
Evergreen Scavenger Service, L.L.C.
F.P. McNamara Rubbish Removal, Inc.
Flint Hill Road, LLC
Forest View Landfill, LLC
Fort Worth Landfill TX, LP
Forward, Inc.
Fred Barbara Trucking Co., Inc.
Frontier Waste Services (Colorado), LLC
Frontier Waste Services (Utah), LLC
Frontier Waste Services of Louisiana, L.L.C.
Frontier Waste Services, L.P.
G. Van Dyken Disposal Inc.
Garofalo Brothers, Inc.
Garofalo Recycling and Transfer Station Co., Inc.
GEK, Inc.
General Refuse Rolloff Corp.
General Refuse Service of Ohio, LLC
Giordano Recycling Corp.
Golden Waste Disposal, Inc.
Grants Pass Sanitation, Inc.
Great Lakes Disposal Services, Inc.
Great Plains Landfill OK, LLC
Green Valley Landfill General Partnership
Greenridge Reclamation, LLC
Greenridge Waste Services, LLC
Greenwood Landfill TX, LP
Gulfcoast Waste Service, Inc.
H Leasing Company, LLC
Harland's Sanitary Landfill, Inc.
Houston Towers TX, LP
Illiana Disposal Partnership
Illinois Landfill, Inc.
Illinois Recycling Services, Inc.
Imperial Landfill, Inc.
Independent Trucking Company
Ingrum Waste Disposal, Inc.
International Disposal Corp. of California
Jefferson City Landfill, LLC
Jetter Disposal, Inc.
Joe Di Rese & Sons, Inc.
Jones Road Landfill and Recycling, Ltd.
Kankeekee RDF Landfill, Inc.
Keller Canyon Landfill Company
Keller Drop Box, Inc.
Key Waste Indiana Partnership
La Canada Disposal Company, Inc.
Lake County C&D Development Partnership
Lake Norman Landfill, Inc.
Lathrop Sunrise Sanitation Corporation
Lee County Landfill SC, LLC
Lee County Landfill, Inc.
Lemons Landfill, LLC
Liberty Waste Holdings, Inc.
Liberty Waste Services Limited, L.L.C.
Liberty Waste Services of Illinois, L.L.C.
Liberty Waste Services of McCook, L.L.C.
Local Sanitation of Rowan County, L.L.C.
Loop Recycling, Inc.
Loop Transfer, Incorporated
Louis Pinto & Son, Inc., Sanitation Contractors
Macomb Landfill, Inc.
Mamaroneck Truck Repair, Inc.
Manumit of Florida, Inc.
Mars Road TX, LP
McInnis Waste Systems, Inc.
Medical Disposal Services, Inc.
Mesa Disposal, Inc.
Mesquite Landfill TX, LP
Metro Enviro Transfer, LLC
Mississippi Waste Paper Company
MJS Associates, Inc.
Moorhead Landfill General Partnership
Mountain Home Disposal, Inc.
N Leasing Company, LLC
NationsWaste Catawba Regional Landfill, Inc.
NationsWaste, Inc.
Ncorp, Inc.
New Jersey Republic Contracts, Inc.
New Morgan Landfill Company, Inc.
New York Waste Services, LLC
Newco Waste Systems of New Jersey, Inc.
Newton County Landfill Partnership
Noble Road Landfill, Inc.
Northeast Landfill, LLC
Northeast Sanitary Landfill, Inc.
Northwest Waste Industries, Inc.
Oakland Heights Development, Inc.
Oklahoma City Landfill, LLC
Omaha Hauling Company, Inc.
Organized Sanitary Collectors and Recyclers, Inc.
Oscar's Collection Systems of Fremont, Inc.
Otay Landfill, Inc.
Ottawa County Landfill, Inc.
Packerton Land Company, L.L.C.
Packman, Inc.
Palomar Transfer Station, Inc.
Panama Road Landfill, TX, L.P.
Paper Fibers, Inc.
Paper Fibres Company
Paper Recycling Systems, Inc.
Peltier Real Estate Company
Pinal County Landfill Corp.
Pinecrest Landfill OK, LLC
Pinehill Landfill TX, LP
Pittsburg County Landfill, Inc.
Pleasant Oaks Landfill TX, LP
Portable Storage, Inc.
Price & Sons Recycling Company
Prime Carting, Inc.
PSI Waste Systems, Inc.
R. 18, Inc.
R.C. Miller Enterprises, Inc.
R.C. Miller Refuse Service, Inc.
Rabanco Companies
Rabanco Connections International, Inc.
Rabanco Intermodal/B.C., Inc.
Rabanco Recycling, Inc.
Rabanco Regional Landfill Company
Rabanco, Ltd.
Ramona Landfill, Inc.
RCS, Inc.
Recycle Seattle II
Recycling Associates Inc.
Recycling Industries Corp.
Regional Disposal Company
Resource Recovery, Inc.
Risk Services, Inc.
Ross Bros. Waste & Recycling Co.
Rossman Sanitary Service, Inc.
Roxana Landfill, Inc.
Royal Holdings, Inc.
Royal Oaks Landfill TX, LP
S & L, Inc.
S & S Recycling, Inc.
S Leasing Company, LLC
Saline County Landfill, Inc.
San Marcos NCRRF, Inc.
Sand Valley Holdings, L.L.C.
Sangamon Valley Landfill, Inc.
Sanitary Disposal Service, Inc.
Sauk Trail Development, Inc.
Seattle Disposal Company, Inc.
Selas Enterprises Ltd.
Show-Me Landfill, LLC
Shred-All Recycling Systems, Inc.
Source Recycling, Inc.
Southeast Landfill, LLC
Southwest Regional Landfill, Inc.
Southwest Waste, Inc.
Springfield Environmental General Partnership
SSWI, Inc.
Standard Disposal Services, Inc.
Standard Environmental Services, Inc.
Standard Waste, Inc.
Streator Area Landfill, Inc.
Suburban Carting Corp.
Suburban Transfer, Inc.
Suburban Warehouse, Inc.
Summit Waste Systems, Inc.
Sunset Disposal Service, Inc.
Sunset Disposal, Inc.
Super Services Waste Management, Inc.
Sycamore Landfill, Inc.
Tate's Transfer Systems, Inc.
Taylor Ridge Landfill, Inc.
Tennessee Union County Landfill, Inc.
Tom Luciano's Disposal Service, Inc.
Total Solid Waste Recyclers, Inc.
Tricil (N.Y.), Inc.
Tri-State Recycling Services, Inc.
Tri-State Refuse Corporation
Trottown Transfer, Inc.
Turkey Creek Landfill TX, LP
U.S. Disposal II
United Disposal Service, Inc.
United Waste Control Corp.
Upper Rock Island County Landfill, Inc.
USA Waste of Illinois, Inc.
Valley Landfills, Inc.
VHG, Inc.
Vining Disposal Service, Inc.
Warner Hill Development Company
Waste Associates, Inc.
Waste Control Systems, Inc.
Waste Services of New York, Inc.
Wastehaul, Inc.
Wayne County Landfill IL, Inc.
WDTR, Inc.
Webster Parish Landfill, L.L.C.
Williamette Resources, Inc.
Williams County Landfill, Inc.
Willow Ridge Landfill, LLC
WJR Environmental, Inc.
Woodlake Sanitary Service, Inc.